Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3  of our report dated April 28, 2016 relating to the financial statements, which appears in Nabriva Therapeutics AG’s Annual Report on Form 20-F  for the year ended December 31, 2015.   We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Alexandra Rester
Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH

Vienna, Austria

October 21, 2016